Exhibit 1.1
12,500,000 Shares
ABACUS LIFE, INC.
Common Stock
UNDERWRITING AGREEMENT
November 21, 2024
Piper Sandler & Co.
TD Securities (USA) LLC
KKR Capital Markets LLC
B. Riley Securities, Inc.
SG Americas Securities, LLC
As Representatives of the several
  Underwriters named in Schedule I hereto
c/o Piper Sandler & Co.
1251 Avenue of the Americas, 6th Floor
New York, New York 10020
c/o TD Securities (USA) LLC
1 Vanderbilt Avenue
New York, New York 10017
c/o KKR Capital Markets LLC
30 Hudson Yards, 75th Floor
New York, New York 10001
c/o B. Riley Securities, Inc.
1300 17th Street North, Suite 1300
Arlington, Virginia 22209
c/o SG Americas Securities, LLC
245 Park Avenue
New York, New York 10167
Ladies and Gentlemen:
Abacus Life, Inc., a Delaware corporation (the “Company”), and the stockholders of the Company listed on Schedule II hereto (the “Selling Stockholders”) severally propose to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 12,500,000 shares (the “Firm Shares”) of common stock, $0.0001 par value per share (the “Common Stock”), of the Company. The Firm Shares consist of 10,000,000 authorized but unissued shares of Common Stock to be issued and sold by the Company and 2,500,000 outstanding shares of Common Stock to be sold by the Selling Stockholders. The Company has also granted to the several Underwriters the option to purchase up to 1,500,000 additional shares of Common Stock, on the terms and for the purposes set forth in Section 3(b) hereof (the “Company Option Shares”). The Selling Stockholders have also granted to the several Underwriters the option to purchase up to 375,000 additional shares of Common Stock, on the terms and for the purposes set forth in Section 3(b) hereof (the “Selling Stockholders Option Shares” and collectively with the Company Option Shares, the “Option Shares”). The Firm Shares and any Option Shares purchased pursuant to this Underwriting Agreement (this “Agreement”) are herein collectively called the “Securities.”
The Company and the Selling Stockholders hereby confirm their agreement with respect to the sale of the Securities to the several Underwriters, for whom Piper Sandler & Co. (“Piper Sandler”), TD Securities (USA) LLC, KKR Capital Markets LLC (“KKR”), B. Riley Securities, Inc. and SG Americas Securities, LLC are acting as Representatives (the “Representatives”).
1.    Registration Statement and Prospectus. A shelf registration statement on Form S-3 (File No. 333-282747), which registers the offer and sale of certain securities to be issued from time to time by the Company (the “Company Registration Statement”), including the Securities to be sold by the Company, and a Post-Effective Amendment No. 1 to Form S-1 on Form S-3 (converting the registration statement on Form S-1 to Form S-3) (File No. 333-273411), which registers the offer and sale of certain securities to be sold from time to time by the selling securityholders named therein, including the Selling Stockholders and including the Securities to be sold by the Selling Stockholders (the “Selling Stockholders Registration Statement”), have been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations (“Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission. Each of the Company Registration Statement and Selling Stockholders Registration Statement, as amended, including the exhibits and schedules thereto, at the time it first became effective, including all documents filed as a part thereof, and all documents incorporated therein by reference, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424 under the 1933 Act (“Rule 424”) with respect to the offer, issuance and/or sale of the Securities and deemed to be a part of such Company Registration Statement or Selling Stockholders Registration Statement at the time of effectiveness pursuant to Rule 430B under the 1933 Act (“Rule 430B”), and also including any registration statement relating to the Securities filed pursuant to Rule 462(b) under the 1933 Act (a “Rule 462(b) Registration Statement”), are hereinafter referred to collectively as the “Registration Statements” and each, a “Registration Statement.” The prospectus included in each Registration Statement is hereinafter referred to as a “Base Prospectus.” The Company has prepared and filed with the Commission in accordance with Rule 424 “Preliminary Prospectus Supplements,” which means each preliminary prospectus supplement used in connection with the offer of the Securities filed with the Commission pursuant to Rule 424 prior to the execution and delivery of this Agreement. “Final Prospectus Supplement” means each prospectus supplement containing all information omitted from the applicable Base Prospectus and Preliminary Prospectus Supplement pursuant to Rule 430B (the “Rule 430B Information”) which will be filed with the Commission pursuant to Rule 424. “Prospectus” means, together, a Base Prospectus and a Final Prospectus Supplement. Any reference herein to a Registration Statement, Base Prospectus, Preliminary Prospectus Supplement, Final Prospectus Supplement or Prospectus shall be deemed to refer to and include any supplements or amendments thereto, filed with the Commission after the date of filing of each Prospectus under Rule 424 and prior to the termination of the offering of the Securities by the Underwriters. All references in this Agreement to financial statements and schedules and other information which is “included or “stated” in any Registration Statement, Preliminary Prospectus Supplement or Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or included in such Registration Statement, Preliminary Prospectus Supplement, or Prospectus, as the case may be, as of any specified date; and all references in this Agreement to amendments or supplements to a Registration Statement, Preliminary Prospectus Supplement, or Prospectus, including those made pursuant to Rule 424, shall be deemed to mean and include, without limitation, the filing of any document under the 1934 Act (as defined below) which is incorporated by reference in such Registration Statement, Preliminary Prospectus Supplement or Prospectus, as the case may be, as of any specified date. All references in this Agreement to a Registration Statement, Prospectus or any amendments or supplements to any of the foregoing shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System or any successor system thereto (“EDGAR”).
2.    Representations and Warranties of the Company and the Selling Stockholders.
(a)    Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters as follows:
(i)    Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of any Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.
The date of this Agreement is not more than three years subsequent to the initial effective time of any Registration Statement.

At the effective time of each Registration Statement (including the deemed effective date with respect to the Underwriters pursuant to Rule 430A, 430B or 430C or otherwise under the 1933 Act) and at each Closing Date (as defined in Section 3(c)(i)), such Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and each Prospectus, and any amendments or supplements thereto, at its respective time of issuance and at the Closing Date, complied and will comply in all material respects with the requirements of the 1933 Act. None of the Prospectus nor any amendments or supplements thereto, at the time such Prospectus or any such amendment or supplement was issued and at each Closing Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
As of the Applicable Time, no Statutory Prospectus (as defined below) includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
As used in this subsection and elsewhere in this Agreement:
“Applicable Time” means 7:30 p.m. (Eastern time) on November 21, 2024, or such other time as agreed by the Company and the Underwriters.
“Statutory Prospectus” as of any time means each Base Prospectus that is included in each Registration Statement and each Preliminary Prospectus Supplement relating to the Securities immediately prior to that time, together with the pricing terms set forth in Schedule IV hereto.
The representations and warranties in this subsection shall not apply to statements in or omissions from any Registration Statement, Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein, it being understood and agreed that the only such information is that described in Section 6(f).
Each Preliminary Prospectus Supplement (including the Base Prospectus) complied when so filed in all material respects with the 1933 Act, and each Preliminary Prospectus Supplement and Prospectus delivered to the Underwriters for use in connection with the offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statements, each Statutory Prospectus and each Prospectus or other materials, if any, permitted by the 1933 Act.
(ii)    Incorporated Documents. The documents filed by the Company with the SEC and incorporated or deemed to be incorporated by reference into each Registration Statement and Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, when they became effective, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (collectively with the rules and regulations of the Commission promulgated thereunder, the “1934 Act”) and, when read together and with the other information in such Registration Statement or Prospectus, (a) at the time such Registration Statement originally became effective, (b) at the earlier of the time each Prospectus was first used and the date and time of the first contract of sale of Securities and (c) at each Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(iii)    Independent Accountants. The accounting firms that certified the financial statements and supporting schedules included or incorporated by reference in each Registration Statement, the Preliminary Prospectus Supplement and the Prospectus are independent registered public accounting firms as required by the 1933 Act.
(iv)    Financial Statements. The financial statements included or incorporated by reference in each Registration Statement, Statutory Prospectus and Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated Subsidiaries (as defined below) at the dates indicated; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. No other financial statements are required to be set forth in any Registration Statement, Statutory Prospectus or Prospectus under the 1933 Act.
(v)    Emerging Growth Company. From the time of initial confidential submission of each Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication (as defined below)) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”).

(vi)    Testing-the-Waters Materials. The Company (A) has not alone engaged in any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the 1933 Act or institutions that are accredited investors within the meaning of Rule 501 under the 1933 Act and (B) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications (as defined below). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on either Section 5(d) of, or Rule 163B under, the 1933 Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in any Registration Statement or Statutory Prospectus, complied in all material respects with the 1933 Act, and when taken together with each Statutory Prospectus as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(vii)    No Other Offering Materials. The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than each Preliminary Prospectus Supplement, Statutory Prospectus or Prospectus or other materials permitted by the 1933 Act to be distributed by the Company; provided, however, that the Company has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus, has not made and will not make any communication relating to the Securities that would constitute a Testing-the-Waters Communication, except in accordance with the provisions of Section 2(a)(vi) of this Agreement.
(viii)    No Material Adverse Change in Business. Since the respective dates as of which information is given in each Registration Statement, Statutory Prospectus or Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or other event or development that would prevent the consummation of the transactions contemplated hereby (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or its Subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise and (C) there has been no dividend or other distribution of any kind declared, paid or made by the Company on any class of its capital stock.
(ix)    Absence of Certain Events. Except as contemplated in each Statutory Prospectus and Prospectus, subsequent to the respective dates as of which information is given in such Statutory Prospectus and Prospectus, neither the Company nor any of its subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or conversion of convertible securities), or any material change in the short-term or long-term debt of the Company (other than as a result of the conversion of convertible securities), or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of its subsidiaries, or any Material Adverse Effect or any development involving a prospective Material Adverse Effect (whether or not arising in the ordinary course of business), that, in your judgment, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in each Statutory Prospectus and Prospectus.
(x)    Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in each Statutory Prospectus and Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing. In each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.
(xi)    Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02(w) of Regulation S-X) and any other subsidiaries of the Company that in the aggregate would constitute a significant subsidiary (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as an entity in good standing under the laws of the jurisdiction of its formation, has such entity power and authority to own, lease and operate its properties and to conduct its business as described in each Statutory Prospectus and Prospectus and is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in each Registration Statement, Statutory Prospectus and Prospectus, all of the issued and outstanding equity interests or capital stock, respectively, of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable (to the extent applicable) and is owned by the Company, directly or through a Subsidiary, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding equity interests or shares of capital stock, respectively, of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.
(xii)    Capitalization. The authorized, issued and outstanding shares of capital stock of the Company is as set forth in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024 (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to separate offerings, reservations, agreements or employee benefit plans referred to in each Statutory Prospectus and Prospectus or pursuant to the exercise of convertible or exchangeable securities, options or warrants referred to in such Statutory Prospectus and Prospectus). The issued and outstanding shares of capital stock in the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock in the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.
(xiii)    Exchange Listing and Exchange Act Registration. The Securities have been approved for listing on The Nasdaq Capital Market (“Nasdaq”) upon official notice of issuance. Except as previously disclosed to counsel for the Underwriters or as set forth in each Statutory Prospectus and Prospectus, there are no affiliations with members of Financial Industry Regulatory Authority (“FINRA”) among the Company’s officers or directors or, to the knowledge of the Company, any five percent or greater stockholders of the Company or any beneficial owner of the Company’s unregistered equity securities that were acquired during the 180-day period immediately preceding the initial filing date of each Registration Statement.
(xiv)    FinCEN Matters. All of the beneficial ownership information provided to the Underwriters or to counsel for the Underwriters by the Company or its counsel in compliance with the control and beneficial ownership certification requirements of the Financial Crimes Enforcement Network within the U.S. Department of the Treasury (“FinCEN”) is true, complete, correct and compliant with the rules, regulations and requirements of FinCEN.
(xv)    Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
(xvi)    Authorization and Description of Securities. The Securities have been duly authorized for issuance and sale by the Company to the Underwriters pursuant to this Agreement. The information set forth under the caption “Description of Common Stock” in the Company Registration Statement and under the caption “Description of Securities” in the Selling Stockholders Registration Statement, and, in each case, the related Statutory Prospectus and Prospectus, insofar as such statements purport to summarize provisions of the Company’s certificate of incorporation and bylaws or Delaware law and the Securities, fairly and accurately summarize such provisions in all material respects. The Securities materially conform to the description thereof contained in each Registration Statement, Statutory Prospectus and Prospectus.
(xvii)    Absence of Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is in violation of its organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and therein and in each Registration Statement, Statutory Prospectus and Prospectus (including the issuance and sale of the Securities, and the use of the proceeds from the sale of the Securities as described in each Statutory Prospectus and Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of (A) the provisions of the organizational documents of the Company or any of its Subsidiaries or (B) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their assets, properties or operations, except in the case of clause (B) only, for such violations that would not result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

(xviii)    Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its Subsidiaries’ contractors, which, in either case, would result in a Material Adverse Effect.

(xix)    Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries, which is required to be disclosed in any Registration Statement (other than as disclosed therein), or which, if determined adversely to the Company, would result in a Material Adverse Effect or materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any of its Subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in each Registration Statement, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.
(xx)    Possession of Intellectual Property. The Company and each of its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, software and design licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to conduct their respective businesses as described in each Statutory Prospectus and Prospectus, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.
(xxi)    Cybersecurity. (A) (i) The Company and each of its Subsidiaries have materially complied and are presently in material compliance with all internal and external privacy policies, contractual obligations, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its Subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations”, and such data, “Data”); (ii) the Company or any of its Subsidiaries has not received any notification of or complaint regarding and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate material non-compliance with any Data Security Obligation; and (iii) there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or, to the knowledge of the Company, threatened alleging non-compliance with any Data Security Obligation that would, singly or in the aggregate, result in a Material Adverse Effect. (B) The Company and its Subsidiaries have used reasonable efforts to establish and maintain, and have established, maintained, implemented and materially complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Company’s and its Subsidiaries’ businesses (“Breach”). To the knowledge of the Company, there has been no such Breach that would, singly or in the aggregate, result in a Material Adverse Effect, and the Company and its Subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach that would, singly or in the aggregate, result in a Material Adverse Effect.
(xxii)    Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (i) such as have been already obtained or as may be required under the 1933 Act or the 1934 Act, or state securities or blue sky laws or as may be required by FINRA or required by Nasdaq in connection with the listing of the Securities or (ii) where the failure of the Company to obtain or make any such filing, authorization, approval, consent, license, order, registration, qualification or decree would not reasonably be expected to have a Material Adverse Effect.
(xxiii)    Absence of Manipulation. None of the Company nor, to the Company’s knowledge, any of its affiliates has taken, nor will take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
(xxiv)    Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct their business as described in each Statutory Prospectus and Prospectus, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
(xxv)    Title to Property. None of the Company or its Subsidiaries owns any real property. Each of the Company and its Subsidiaries hold a good and valid leasehold estate in all of the leases and subleases material to the business of the Company and its Subsidiaries, free and clear of all liens, except such as (A) are described in any Statutory Prospectus and Prospectus or (B) do not, singly or in the aggregate, materially and adversely affect the value of such property or do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries, respectively. All of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in any Statutory Prospectus and Prospectus, are in full force and effect, and neither the Company nor any of its Subsidiaries has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.
(xxvi)    Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in any Statutory Prospectus and Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(xxvii)    Environmental Laws. Except as described in each Registration Statement, Statutory Prospectus and Prospectus or as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any applicable judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violations, investigations or proceedings relating to any applicable Environmental Law against the Company or any of its Subsidiaries and (D) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.
(xxviii)    Registration Rights. Other than those registration rights contained in agreements filed as exhibits to the Company’s reports filed under the 1934 Act or as disclosed in each Registration Statement, Statutory Prospectus and Prospectus (which registration rights are either not applicable to the offering contemplated by this Agreement or with respect to which waivers have been obtained), there are no persons with registration rights or other similar rights to have any securities registered pursuant to such Registration Statement or otherwise registered by the Company under the 1933 Act.
(xxix)    Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in each Statutory Prospectus and Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.
(xxx)    Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures that are effective to perform the functions for which they were established and are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.
(xxxi)    Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof.
(xxxii)    Payment of Taxes. The Company has timely filed all federal, state, local and foreign tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect), whether or not arising from transactions in the ordinary course of business, except as described in each Statutory Prospectus and Prospectus, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as described in each Statutory Prospectus and Prospectus. All such returns are true and correct in all material respects.
(xxxiii)    Insurance. The Company and its Subsidiaries carry or are entitled to the benefits of insurance, with reputable and, to the knowledge of the Company, financially sound insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its Subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.
(xxxiv)    ERISA Compliance. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) maintained or contributed to by the Company or any Subsidiary or for which the Company or any Subsidiary or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations or group of trades or business (whether or not incorporated) under common control within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”) that includes the Company or any Subsidiary) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code, except for noncompliance that could not reasonably be expected to result in material liability to the Company and its Subsidiaries taken as a whole; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan (excluding transactions effected pursuant to a statutory or administrative exemption) that could reasonably be expected to result in a material liability to the Company and its Subsidiaries taken as a whole; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period) except as could not reasonably be expected to result in material liability to the Company and its Subsidiaries taken as a whole; (iv) the fair market value of the assets of each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) except as could not reasonably be expected to result in material liability to the Company and its Subsidiaries taken as a whole; (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur with respect to any Plan subject to Title IV of ERISA that either has resulted, or could reasonably be expected to result, in material liability to the Company and its Subsidiaries taken as a whole; (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation (“PBGC”), in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section

4001(a)(3) of ERISA); and (vii) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the PBGC or any other governmental agency or any foreign regulatory agency with respect to any Plan maintained by the Company or any Subsidiary or, to the knowledge of the Company, any other Plan, that could reasonably be expected to result in material liability to the Company and its Subsidiaries taken as a whole. A material increase in the aggregate amount of contributions required to be made to all Plans by the Company and its Subsidiaries in the current fiscal year of the Company compared to the amount of such contributions made in the Company’s most recently completed fiscal year has not occurred or is not reasonably likely to occur.
(xxxv)    Foreign Corrupt Practices Act. None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under any other applicable anti-bribery or anti-corruption laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and its Subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
(xxxvi)    Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, and the applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
(xxxvii)    OFAC. None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its Subsidiaries is currently the subject or target of any U.S. sanctions administered or enforced by the United States Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union, His Majesty’s Treasury Department, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its Subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in a country or territory that, at the time of such financing, is the subject of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as an underwriter, advisor, investor or otherwise) of Sanctions. The Company and each of its Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.
(xxxviii)    Finder’s Fees. The Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to the Underwriters pursuant to this Agreement.
(b)    Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, the several Underwriters as follows:
(i)    Delivery of Securities. On each Closing Date, such Selling Stockholder will have, good and valid title to or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Securities to be sold by such Selling Stockholder hereunder on such date, free and clear of all liens, encumbrances, equities or claims. Upon payment for the Securities to be sold by such Selling Stockholder, delivery of such Securities, as directed by the Representatives, to Cede & Co. (“Cede”) or such other nominee as may be designated by Depository Trust Company (“DTC”), registration of such Securities in the name of Cede or such other nominee and the crediting of such Securities on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Securities), (A) DTC will be a “protected purchaser” of the Securities within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Securities and (C) no action based on any valid “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriters with respect to such security entitlement. For purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.
(ii)    Custody Agreement. Such Selling Stockholder has full right, power and authority to enter into a Letter of Transmittal and Custody Agreement (“Custody Agreement”), with Continental Stock Transfer & Trust Company, as Custodian (the “Custodian”); pursuant to the Custody Agreement such Selling Stockholder has placed in custody with the Custodian, for delivery under this Agreement, the certificates representing the Securities to be sold by such Selling Stockholder; such certificates represent validly issued, outstanding, fully paid and nonassessable shares of Common Stock; and such certificates were duly and properly endorsed in blank for transfer, or were accompanied by all documents duly and properly executed that are necessary to validate the transfer of title thereto, to the Underwriters, free of any legend, restriction on transferability, proxy, lien or claim, whatsoever.
(iii)    Power of Attorney. Such Selling Stockholder has the full right, power and authority to enter into an irrevocable power of attorney (a “Power of Attorney”) authorizing and directing William H. McCauley and Christopher Romaine, as attorneys-in-fact (the “Attorneys-in-Fact”), or either of them, to effect the sale and delivery of the Securities being sold by such Selling Stockholder, to enter into this Agreement and to take all such other action as may be necessary hereunder.
(iv)    Authorization; No Conflicts; Authority. This Agreement, the Custody Agreement and the Power of Attorney have each been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and each constitutes a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnity hereunder or thereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or laws affecting the rights of creditors generally and subject to general principles of equity. The execution and delivery of this Agreement, the Custody Agreement and the Power of Attorney and

the performance of the terms hereof and thereof and the consummation of the transactions herein and therein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound, (B) result in any violation of the provisions of such Selling Stockholder’s charter or by-laws (or similar organizational documents) or (C) result in the violation of any law, regulation, order or decree applicable to such Selling Stockholder. No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Custody Agreement and the Power of Attorney or for the consummation of the transactions contemplated hereby and thereby, including the sale of the Securities being sold by such Selling Stockholder, except such as may be required under the 1933 Act or state securities laws or blue sky laws or the rules of FINRA. Such Selling Stockholder has full power and authority to enter into this Agreement, the Custody Agreement and the Power of Attorney and to consummate the transactions contemplated hereby and thereby, including to sell, assign, transfer and deliver the Securities to be sold by such Selling Stockholder hereunder.
(v)    Registration Rights. Such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Selling Stockholder Registration Statement or included in the offering contemplated by this Agreement, except as described or incorporated by reference in the Selling Stockholder Registration Statement.
(vi)    No Other Offering Materials. Such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than the Selling Stockholder Registration Statement, the related Statutory Prospectus or the related Prospectus or other materials permitted by the 1933 Act to be distributed by such Selling Stockholder.
(vii)    Accurate Disclosure; Compliance with the 1933 Act. At the effective time of the Selling Stockholder Registration Statement (including the deemed effective date with respect to the Underwriters pursuant to Rule 430A, 430B or 430C or otherwise under the 1933 Act) and at each Closing Date, the Selling Stockholder Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the related Prospectus, together with any amendments or supplements thereto, at their respective times of issuance and at the First Closing Date (as hereinafter defined), complied and will comply in all material respects with the requirements of the 1933 Act. Neither the related Prospectus nor such Prospectus as amended or supplemented, at the time such

Prospectus or any such amendment or supplement was issued and at each Closing Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the Applicable Time, the related Statutory Prospectus did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties in this Section 2(b)(vii) with respect to any Selling Stockholder applies only to the extent that any statements in or omissions from the Selling Stockholder Registration Statement or the related Prospectus are based on written information concerning such Selling Stockholder furnished to the Company by such Selling Stockholder specifically for use therein (any written information concerning any Selling Stockholder furnished to the Company by such Selling Stockholder specifically for such use being referred to as the “Selling Stockholder Information”).
(viii)    No Inside Information. The sale of the Securities by such Selling Stockholder pursuant to this Agreement is not prompted by any material information concerning the Company or any of its subsidiaries that is not set forth in the Selling Stockholder Registration Statement, the related Statutory Prospectus and related Prospectus.
(ix)    No FINRA Member Affiliation. Other than the Company, neither such Selling Stockholder nor any of his, her or its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with any member firm of FINRA or is a person associated with a member (within the meaning of the FINRA By-Laws) of FINRA.
(x)    Sanctions and Anti-Money Laundering. Such Selling Stockholder will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions, or in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions, or (ii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any anti-money laundering laws or any applicable anti-bribery or anti-corruption laws.
(xi)    ERISA and Employee Benefits Matters. Such Selling Stockholder is not (i) an employee benefit plan subject to ERISA, (ii) a plan or account subject to Section 4975 of the Code or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.
(xii)    Regulation BI. Although the Representatives may provide such Selling Stockholder with certain Regulation Best Interest and Form CRS disclosures or other related documentation in connection with the Offering, the Representatives are not making a recommendation to such Selling Stockholder to participate in the Offering or sell any Firm Shares at the purchase price, and nothing set forth in such disclosures or documentation is intended to suggest that any Representative is making such a recommendation.
3.    Purchase, Sale and Delivery of Securities.
(a)    Firm Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell 10,000,000 Firm Shares, and each Selling Stockholder agrees to sell the number of Firm Shares set forth opposite the name of such Selling Stockholder in Schedule II hereto, to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto. The purchase price for each Firm Share shall be $7.68 per share. The obligation of each Underwriter to each of the Company and the Selling Stockholders shall be to purchase from the Company and the Selling Stockholders that number of Firm Shares (to be adjusted by the Representatives to avoid fractional shares) which represents the same proportion of the number of Firm Shares to be sold by each of the Company and the Selling Stockholders pursuant to this Agreement as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto represents to the total number of Firm Shares to be purchased by all Underwriters pursuant to this Agreement. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraph (d) of this Section 3 and in Section 8 hereof, the agreement of each Underwriter is to purchase only the respective number of Firm Shares specified in Schedule I.
(b)    Option Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the several Underwriters the option to purchase all or any portion of the Company Option Shares and the Selling Stockholders hereby grant to the several Underwriters the option to purchase all or any portion of the Selling Stockholders Option Shares, each at the same purchase price as the Firm Shares. The options granted hereunder may be exercised in whole or in part at any time within 30 days after the effective date of this Agreement upon notice (confirmed in writing) by the Representatives to the Company and to the Attorneys-in-Fact setting forth the aggregate number of Option Shares as to which the several Underwriters are exercising the option and the date and time, as determined by you, when the Option Shares are to be delivered, but in no event earlier than the First Closing Date nor earlier than the second business day or later than the tenth business day after the date on which the option shall have been exercised. The number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of Option Shares to be purchased by the several Underwriters as the number of Firm Shares to be purchased by such Underwriter is of the total number of Firm Shares to be purchased by the several Underwriters, as adjusted by the Representatives in such manner as the Representatives deem advisable to avoid fractional shares. No Option Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.
(c)    Payment and Delivery.
(i)    The Securities to be purchased by each Underwriter hereunder, in book-entry form in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholders, shall be delivered by or on behalf of the Company and the Selling Stockholders to the Representatives, through the facilities of the DTC, for the accounts of such Representatives, with any transfer taxes payable in connection with the transfer of the Securities to the Representatives duly paid, against payment by or on behalf of such Representatives of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on November 25, 2024 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Option Shares, 9:30 a.m., New York City time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Option Shares, or such other time and date as the Representatives, the Company and the Selling Stockholders may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Closing Date”, each such time and date for delivery of the Option Shares, if not the First Closing Date, is herein called a “Second Closing Date”, and each such time and date for delivery is herein called a “Closing Date”.
(ii)    The Securities will be delivered to the Representatives through the facilities of the DTC for the accounts of the Representatives on the Closing Date.
(d)    Purchase by Representatives on Behalf of Underwriters. It is understood that you, individually and not as Representatives of the several Underwriters, may (but shall not be obligated to) make payment to the Company or the Selling Stockholders, on behalf of any Underwriter for the Securities to be purchased by such Underwriter. Any such payment by you shall not relieve any such Underwriter of any of its obligations hereunder. Nothing herein contained shall constitute any of the Underwriters an unincorporated association or partner with the Company or the Selling Stockholders.

4.    Covenants.
(a)    Covenants of the Company. The Company covenants and agrees with the several Underwriters as follows:
(i)    Required Filings. The Company will prepare and file each Prospectus with the Commission containing the Rule 430B Information omitted from the each Preliminary Prospectus Supplement within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b) and 430B of the Rules and Regulations. If the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the 1933 Act and no Rule 462(b) Registration Statement has yet been filed and become effective, the Company will prepare and file each Rule 462 Registration Statement with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rule 462(b) and the 1933 Act. The Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to each Registration Statement or Prospectus that, in your opinion, may be necessary or advisable in connection with the distribution of the Securities by the Underwriters; and the Company will furnish the Representatives and counsel for the Underwriters a copy of any proposed amendment or supplement to each Registration Statement or Prospectus and will not file any amendment or supplement to such Registration Statement or Prospectus to which you shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.
(ii)    Notification of Certain Commission Actions. The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement, or any post-effective amendment thereto or preventing or suspending the use of any Preliminary Prospectus Supplement, Statutory Prospectus or Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and the Company will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.
(iii)    Continued Compliance with Securities Laws.
(A)    Within the time during which a prospectus (assuming the absence of Rule 172) relating to the Securities is required to be delivered under the 1933 Act by any Underwriter or dealer, the Company will comply with all requirements imposed upon it by the 1933 Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, each Statutory Prospectus and

Prospectus. If during such period any event occurs as a result of which any Prospectus (or if such Prospectus is not yet available to prospective purchasers, any Statutory Prospectus) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the applicable Registration Statement or supplement such Prospectus (or if such Prospectus is not yet available to prospective investors, the applicable Statutory Prospectus) to comply with the 1933 Act, the Company promptly will (x) notify you of such untrue statement or omission, (y) amend the applicable Registration Statement or supplement such Prospectus (or, if such Prospectus is not yet available to prospective purchasers, the applicable Statutory Prospectus) (at the expense of the Company) so as to correct such statement or omission or effect such compliance and (z) notify you when any amendment to such Registration Statement is filed or becomes effective or when any supplement to such Prospectus (or, if such Prospectus is not yet available to prospective purchasers, the applicable Statutory Prospectus) is filed.
(B)    If at any time following issuance of a Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication conflicted or would conflict with the information contained in any Registration Statement, Preliminary Prospectus Supplement or Prospectus relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company (x) has promptly notified or promptly will notify the Representatives of such conflict, untrue statement or omission, (y) has promptly amended or will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such conflict, untrue statement or omission and (z) has notified or promptly will notify you when such amendment or supplement was or is filed with the Commission to the extent required to be filed by the Rules and Regulations.
(iv)    Blue Sky Qualifications. The Company shall take or cause to be taken all necessary action to qualify the Securities for sale under the securities laws of such domestic United States or foreign jurisdictions as you reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation (where not otherwise required) or to execute a general consent to service of process in any jurisdiction (where not otherwise required).

(v)    Provision of Documents. The Company will furnish, at its own expense, to the Underwriters and counsel for the Underwriters copies of each Registration Statement, and to the Underwriters and any dealer each Preliminary Prospectus Supplement, Statutory Prospectus, Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you may from time to time reasonably request.
(vi)    Rule 158. The Company will make generally available to its security holders as soon as practicable, but in no event later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the effective date of each Registration Statement (which, for purposes of this paragraph, will be deemed to be the effective date of any Rule 462(b) Registration Statement, if applicable) that shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 of the Rules and Regulations.
(vii)    Payment and Reimbursement of Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Securities, (B) all reasonable expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel and any single separate counsel of the Selling Stockholders, but, except as provided below, not including fees of the Underwriters’ counsel) in connection with the preparation, printing, filing, delivery, and shipping of each Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, each Preliminary Prospectus Supplement, each Statutory Prospectus, each Prospectus and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including Blue Sky memoranda (covering the states and other applicable jurisdictions), (C) all filing fees and reasonable and documented fees and disbursements of the Underwriters’ counsel incurred in connection with the qualification of the Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which you shall designate, (D) all reasonable and documented out-of-pocket expenses incurred by the Underwriters in connection with the transactions contemplated hereby, including legal fees and expenses, marketing, syndication and travel expenses; provided, that such fees and expenses, including legal fees and legal expenses, shall not exceed $150,000 without the prior written consent of the Company and shall be reimbursed through the Representatives, (E) the fees and expenses of the Custodian and any transfer agent or registrar, (F) the filing fees and fees and disbursements of Underwriters’ counsel incident to any required review and approval by FINRA of the terms of the sale of the Securities (provided such fees and disbursement of counsel for the Underwriters pursuant to this clause (F) and clause (C)

together shall not exceed $20,000), (G) listing fees, if any, (H) the cost and expenses of the Company relating to investor presentations or any “road show” undertaken in connection with marketing of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, reasonable travel and lodging expenses of the Representatives and officers of the Company and any such consultants, and one-half of the cost of any aircraft chartered in connection with the road show (it being understood that the Underwriters will bear the other one-half of such expenses), and (I) all other costs and expenses of the Company and the Selling Stockholders incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. If this Agreement is terminated by the Representatives pursuant to Section 9 hereof or if the sale of the Securities provided for herein is not consummated by reason of any failure, refusal or inability on the part of the Company or the Selling Stockholders to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company or the Selling Stockholders is not fulfilled, the Company or the Selling Stockholders will reimburse the several Underwriters for all out-of-pocket accountable disbursements (including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder.
(viii)    Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in each Statutory Prospectus and in each Prospectus and will file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required in accordance with Rule 463 of the Rules and Regulations.
(ix)    Company Lock Up. The Company will not, without the prior written consent of Piper Sandler and KKR, from the date of execution of this Agreement and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”), (A) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the 1933 Act relating to, any securities of the Company that are substantially similar to the Securities, including but not limited to any options or warrants to purchase shares of Common Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise (other than the Securities to be sold hereunder or pursuant to employee equity incentive plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), except (a) issuances of Securities issued as consideration for the acquisition of equity interests or assets of any person, or the acquiring by the Company by any other manner of any business, properties, assets, or persons, in one transaction or a series of related transactions or the filing of a registration statement related to such Securities; provided that (x) no more than an aggregate of 10% of the number of shares of the Company’s capital stock outstanding as of the Closing Date are issued as consideration in connection with all such acquisitions and (y) prior to the issuance of such shares of the Company’s capital stock each recipient of such shares agrees in writing to be subject to the “lock-up” described in Section 5(i) herein and (b) entry into, and public announcement of, agreements to issue (but not the actual issuance of) Securities as consideration for the acquisition of equity interests or assets of any person, or the acquiring by the Company by any other manner of any business, properties, assets, or persons, in one transaction or a series of related transactions.
(x)    Stockholder Lock-Ups. The Company has caused to be delivered to you prior to the date of this Agreement a letter, in the form of Exhibit A hereto (the “Lock-Up Agreement”), from each individual or entity listed on Schedule III. The Company will enforce the terms of each Lock-Up Agreement and issue stop-transfer instructions to its transfer agent and registrar for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement.
(xi)    No Market Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and has not effected any sales of Common Stock which are required to be disclosed in response to Item 701 of Regulation S-K under the 1933 Act which have not been so disclosed in each Registration Statement.
(xii)    SEC Reports. The Company will file on a timely basis with the Commission such periodic and special reports as required by the Rules and Regulations.
(xiii)    Free Writing Prospectuses. The Company represents and agrees that it has not made and will not make any offer relating to the Securities that would constitute an issuer free writing prospectus or that would otherwise constitute a free writing prospectus required to be filed with the Commission. Each Underwriter severally represents and agrees that, (A) it has not distributed, and will not distribute any Written Testing-the-Waters Communication, and (B) any Testing-the-Waters

Communication undertaken by it was with entities that are qualified institutional buyers with the meaning of Rule 144A under the 1933 Act or institutions that are accredited investors within the meaning of Rule 501 under the 1933 Act.
(xiv)    Emerging Growth Company. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (A) completion of the distribution of Securities within the meaning of the 1933 Act and (B) completion of the 90-day restricted period referenced to in Section 4(a)(ix) hereof.
(b)    Covenants of the Selling Stockholders. Each Selling Stockholder covenants and agrees with the several Underwriters as follows:
(i)    Payment of Expenses. Such Selling Stockholder will pay all taxes, if any, on the transfer and sale, respectively, of the Securities being sold by such Selling Stockholder. Each Selling Stockholder agrees to reimburse the Company for any reimbursement made by the Company to the Underwriters pursuant to Section 4(a)(vii) hereof to the extent such reimbursement resulted from the failure or refusal on the part of such Selling Stockholder to comply under the terms or fulfill any of the conditions of this Agreement.
(ii)    Reimbursement. If this Agreement shall be terminated by the Underwriters because of any failure, refusal or inability on the part of such Selling Stockholder to perform any agreement on such Selling Stockholder’s part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by such Selling Stockholder is not fulfilled, such Selling Stockholder agrees to reimburse the several Underwriters for all out-of-pocket accountable disbursements (including fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder. The Selling Stockholder shall not in any event be liable to any of the Underwriters for loss of anticipated profits from the transactions covered by this Agreement.
(iii)    No Market Stabilization or Manipulation. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and has not effected any sales of Common Stock which, if effected by the Company, would be required to be disclosed in response to Item 701 of Regulation S-K.
(iv)    Continued Compliance with Securities Laws. The Selling Stockholder shall immediately notify you if any event occurs, or of any change in the

Selling Stockholder Information relating to the Selling Stockholder or the Company or any new information relating to the Company or relating to any matter stated in any Statutory Prospectus or in any Prospectus or any supplement thereto, which results in such Statutory Prospectus or Prospectus (as amended or supplemented) including an untrue statement of a material fact or omitting to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(v)    Form W-9. Such Selling Stockholder shall deliver to the Custodian or the Representatives, as appropriate, prior to the First Closing Date, a properly completed and executed U.S. Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).
5.    Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy, as of the date hereof and at each Closing Date (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company and the Selling Stockholders contained herein, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:
(a)    Required Filings; Absence of Certain Commission Actions. All filings required by Rules 424 and 430B of the Rules and Regulations shall have been timely made (without reliance on Rule 424(b)(8)); no stop order suspending the effectiveness of any Registration Statement or any part thereof or any amendment thereof, nor suspending or preventing the use of any Statutory Prospectus or Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in any Registration Statement, Statutory Prospectus, Prospectus or otherwise) shall have been complied with to your satisfaction.
(b)    Continued Compliance with Securities Laws. No Underwriter shall have advised the Company that (i) any Registration Statement or any amendment thereof or supplement thereto contains an untrue statement of a material fact which, in your opinion, is material or omits to state a material fact which, in your opinion, is required to be stated therein or necessary to make the statements therein not misleading, or (ii) any Statutory Prospectus or Prospectus, or any amendment thereof or supplement thereto, contains an untrue statement of fact which, in your opinion, is material, or omits to state a fact which, in your opinion, is material and is required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.
(c)    No Downgrade. On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock.
(d)    Opinion of Company and Selling Stockholder Counsel. On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion and negative assurance letter of Latham & Watkins, LLP, counsel for the Company and the Selling Stockholders, dated such Closing Date.
(e)    Opinion of Underwriters’ Counsel. On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, such opinion or opinions from Alston & Bird LLP, counsel for the several Underwriters, dated such Closing Date and addressed to you, with respect to the formation of the Company, the validity of the Securities, each Registration Statement, Statutory Prospectus and Prospectus and other related matters as you reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.
(f)    Comfort Letters. On the date hereof, on the effective date of any post-effective amendment to each Registration Statement filed after the date hereof and on each Closing Date you, as Representatives of the several Underwriters, shall have received a letter of each of Grant Thornton LLP and KPMG Audit S.à r.l., dated such date and addressed to you, in form and substance satisfactory to you.
(g)    Officers’ Certificate. On each Closing Date, there shall have been furnished to you, as Representatives of the Underwriters, a certificate, dated such Closing Date and substantially in the form of Exhibit B.
(h)    Selling Stockholders’ Certificate. On each Closing Date, there shall have been furnished to you, as Representatives of the Underwriters, a certificate or certificates, dated such Closing Date and substantially in the form of Exhibit C, signed by each of the Selling Stockholders or either of the Selling Stockholders’ Attorneys-in-Fact.
(i)    Lock-Up Agreement. The Underwriters shall have received all of the Lock-Up Agreements referenced in Section 4 and the Lock-Up Agreements shall remain in full force and effect.
(j)    Other Documents. The Company shall have furnished to you and counsel for the Underwriters such additional documents, certificates and evidence as you or they may have reasonably requested.
(k)    Exchange Listing. The Securities to be delivered on such Closing Date will have been approved for listing on the Nasdaq, subject to official notice of issuance.
(l)    CFO Certificate. On the date of this Agreement and on each Closing Date, as the case may be, the Company shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its chief financial officer with respect to certain financial data contained in each Statutory Prospectus and Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.
All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and counsel for the Underwriters. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.
6.    Indemnification and Contribution.
(a)    Indemnification by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the 1933 Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, including any Rule 430B Information and any other information deemed to be a part of any Registration Statement at the time of effectiveness and at any subsequent time pursuant to the Rules and Regulations, if applicable, any Preliminary Prospectus Supplement, Statutory Prospectus, Prospectus, or any amendment or supplement thereto, any issuer free writing prospectus, any issuer information that the Company has filed or is required to file pursuant to Rule 433(d) of the Rules and Regulations, or any Written Testing-the-Waters Communication, or any road show as defined in Rule 433(h) under the 1933 Act (a “road show”), (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any investigation or proceeding by any governmental authority, commenced or threatened (whether or not any Underwriter is a target of or party to such investigation or proceeding); and the Company will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that (x) the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof; it being understood and agreed that the only information furnished by an Underwriter consists of the information described as such in subsection (f) below, and (y) the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from the Selling Stockholder Information.
(b)    Indemnification by the Selling Stockholders. Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the 1933 Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of such Selling Stockholder), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, including any Rule 430B Information and any other information deemed to be a part of any Registration Statement at the time of effectiveness and at any subsequent time pursuant to the Rules and Regulations, if applicable, any Preliminary Prospectus, Statutory Prospectus, Prospectus, or any amendment or supplement thereto, or any Written Testing-the-Waters Communication, or any road show, or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that (x) a Selling Stockholder shall be liable in any such case only to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with Selling Stockholder Information relating to such Selling Stockholder, and (y) in no event shall any Selling Stockholder’s liability hereunder exceed the aggregate amount of net proceeds (after deducting Underwriters’ discounts and commissions) received by such Selling Stockholder from the sale of the Securities pursuant to this Agreement. No Selling Stockholder shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof; it being understood and agreed that the only information furnished by an Underwriter consists of the information described as such in subsection (f) below.
(c)    Indemnification by the Underwriters. Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company and each Selling Stockholder, its affiliates, directors and officers and each person, if any, who controls the Company and each Selling Stockholder within the meaning of Section 15 of the 1933 Act and Section 20 of the

1934 Act, from and against any losses, claims, damages or liabilities to which the Company and the Selling Stockholders may become subject, under the 1933 Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Preliminary Prospectus Supplement, Statutory Prospectus, Prospectus, or any amendment or supplement thereto, any Written Testing-the-Waters Communication, or any road show, or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in conformity with written information furnished to the Company by you, or by such Underwriter through you, specifically for use in the preparation thereof (it being understood and agreed that the only information furnished by an Underwriter consists of the information described as such in subsection (f) below), and will reimburse the Company and the Selling Stockholders for any legal or other expenses reasonably incurred by the Company or any such Selling Stockholder in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred.
(d)    Notice and Procedures. Promptly after receipt by an indemnified party under subsection (a), (c) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure (through the forfeiture of substantive rights or defenses). In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the Representatives, it is advisable for the Underwriters to be represented as a group by separate counsel, the Representatives shall have the right to employ a single counsel (in addition to local counsel) to represent the Representatives and all Underwriters who may be subject to liability arising from any claim in respect of which indemnity may be sought by the Underwriters under subsection (a) or (b) of this Section 6, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Underwriters as incurred. An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing. In addition, no indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed) effect any settlement of any pending or threatened proceeding unless such settlement includes an unconditional release of such indemnified party for all liability on claims that are the subject matter of such proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel pursuant to this subsection (d) such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
(e)    Contribution; Limitations on Liability; Non-Exclusive Remedy. If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of each Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (e). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the liability under this subsection of each Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting discounts and commissions, but before expenses, to such Selling Stockholder from the sale of Securities sold by such Selling Stockholder hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that might otherwise be available to any indemnified party at law or in equity.
(f)    Information Provided by the Underwriters. The Underwriters severally confirm and the Company and each Selling Stockholder acknowledges that the statements with respect to the public offering of the Securities by the Underwriters set forth in (i) the third sentence of the fifth paragraph, and the eleventh through thirteenth paragraphs of text, under the caption “Underwriting” in the Statutory Prospectus and Prospectus relating to the Company Registration Statement and (ii) the second sentence of the fifth paragraph, and the eleventh through thirteenth paragraphs of text, under the caption “Underwriting” in the Statutory Prospectus and Prospectus relating to the Selling Stockholders Registration Statement are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in each Registration Statement, Preliminary Prospectus Supplement, Statutory Prospectus or Prospectus.
7.    Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company and the Selling Stockholders herein or in certificates delivered pursuant hereto, and the agreements of the several Underwriters, the Company and the Selling Stockholders contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, or any Selling Stockholder or any controlling person thereof, and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder and any termination of this Agreement.

8.    Substitution of Underwriters.
(a)    Obligation to Purchase Under Certain Circumstances. If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased does not aggregate more than 10% of the total amount of Firm Shares set forth in Schedule I hereto, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations hereunder as set forth in Schedule I hereto except as may otherwise be determined by you) the Firm Shares that the withdrawing or defaulting Underwriters agreed but failed to purchase.
(b)    Termination Under Certain Circumstances. If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased aggregates more than 10% of the total amount of Firm Shares set forth in Schedule I hereto, and arrangements satisfactory to you for the purchase of such Firm Shares by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of any such termination neither the Company nor any Selling Stockholder shall be under any liability to any Underwriter (except to the extent provided in Section 4(a)(vii), Section 4(b)(i), Section 4(b)(ii) and Section 6 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the amount of Firm Shares agreed by such Underwriter to be purchased hereunder) be under any liability to the Company or any Selling Stockholder (except to the extent provided in Section 6 hereof). For avoidance of doubt, if this Agreement is terminated pursuant to this Section 8, the Company shall have no obligation to reimburse the Underwriters.
(c)    Postponement of Closing. If Firm Shares to which a default relates are to be purchased by the non-defaulting Underwriters or by any other party or parties, the Representatives or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in each Registration Statement, Statutory Prospectus, Prospectus or in any other documents, as well as any other arrangements, may be effected. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 8.
(d)    No Relief from Liability. No action taken pursuant to this Section 8 shall relieve any defaulting Underwriter from liability, if any, in respect of such default.
9.    Termination.
(a)    Right to Terminate. You, as Representatives of the several Underwriters, shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the First Closing Date, and the option referred to in Section 3(b), if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) the Company shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Underwriters’ obligations hereunder is not fulfilled, (iii) trading on the NASDAQ Stock Market or New York Stock Exchange shall have been wholly suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NASDAQ Stock Market or New York Stock Exchange, by such exchange or by order of the Commission or any other governmental authority, (v) a banking moratorium shall have been declared by federal or state authorities, or (vi) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(a)(vii), Section 4(b)(i), Section 4(b)(ii) and Section 6 hereof shall at all times be effective.
(b)    Notice of Termination. If you elect to terminate this Agreement as provided in this Section, the Company and an Attorney-in-Fact, on behalf of the Selling Stockholders, shall be notified promptly by you by telephone, confirmed by letter.
10.    Default by One or More of the Selling Stockholders or the Company.
(a)    Default by the Selling Stockholders. If one or more of the Selling Stockholders shall fail at the First Closing Date to sell and deliver the number of Securities which such Selling Stockholder is obligated to sell hereunder, then the Underwriters may at your option, by notice from you to the Company, either (a) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Section 4(a)(vii), Section 4(b)(i), Section 4(b)(ii) and Section 6 hereof, any non-defaulting party or (b) elect to purchase the Securities which the Company and the non-defaulting Selling Stockholders have agreed to sell hereunder. In the event of a default by any Selling Stockholder as referred to in this Section, either you or the Company, or by joint action only, the non-defaulting Selling Stockholders shall have the right to postpone the First Closing Date for a period not exceeding seven days in order to effect any required changes in any Registration Statement, Statutory Prospectus or Prospectus or in any other documents or arrangements.
(b)    Default by the Company. If the Company shall fail at the First Closing Date to sell and deliver the number of Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any Underwriter or, except as provided in Section 4(a)(vii), Section 4(b)(i), Section 4(b)(ii) and Section 6 hereof, any non-defaulting party.
(c)    No Relief from Liability. No action taken pursuant to this Section shall relieve the Company or any Selling Stockholder so defaulting from liability, if any, in respect of such default.

11.    Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, (i) if to the Underwriters, shall be mailed via overnight delivery service or hand delivered via courier, to the Representatives at c/o Piper Sandler & Co., 1251 Avenue of the Americas, 6th Floor New York, New York 10020, to the attention of Equity Capital Markets and separately, General Counsel, c/o TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, New York 10017, to the attention of Head of Equity Capital Markets and separately, General Counsel, c/o KKR Capital Markets LLC, 30 Hudson Yards, 75th Floor, New York, New York 10001, to the attention of Christopher Lee, c/o B. Riley Securities, Inc., 1300 17th Street North, Suite 1300, Arlington, Virginia 22209, to the attention of General Counsel and c/o SG Americas Securities, LLC, 245 Park Avenue New York, New York 10167, to the attention of General Counsel; (ii) if to the Company, shall be mailed or delivered to it at Abacus Life, Inc. 2101 Park Center Drive, Suite 170 Orlando, Florida 32835, to the attention of Dani Theobald; and (iii) if to any of the Selling Stockholders, at the address of the Attorneys-in-Fact as set forth in the Powers of Attorney, or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.
12.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Securities from any of the several Underwriters.
13.    Absence of Fiduciary Relationship. The Company and each of the Selling Stockholders acknowledges and agrees that: (a) the Representatives have been retained solely to act as an underwriter in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company or any Selling Stockholder and the Representatives have been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representatives have advised or is advising the Company or any Selling Stockholder on other matters; (b) the price and other terms of the Securities set forth in this Agreement were established by the Company or the Selling Stockholders following discussions and arms-length negotiations with the Representatives and the Company and the Selling Stockholders are capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Selling Stockholders and that the Representatives have no obligation to disclose such interest and transactions to the Company or the Selling Stockholders by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Representatives are acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Representatives and the other Underwriters, and not on behalf of the Company or any Selling Stockholder; (e) it, he or she waives to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company or any Selling Stockholder in respect of such a fiduciary duty claim on behalf of or in right of any Selling Stockholder or the Company, including stockholders, employees or creditors of the Company.
14.    Recognition of the U.S. Special Resolution Regimes.
(a)    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
(c)    As used in this section:
“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k);
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
15.    Governing Law; Waiver of Jury Trial. This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New

York without regard to principles of conflict of laws that would results in the application of any other law than the laws of the State of New York. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), each Selling Stockholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
16.    Submission to Jurisdiction, Etc. Each party hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts sitting in the Borough of Manhattan, City of New York, in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in such courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum.
17.    Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile or electronic mail (including, without limitation, “pdf”, “tif” or “jpg”) and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
18.    General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.
[Signature Page Follows]

Please sign and return to the Company this Agreement whereupon this Agreement will become a binding agreement between the Company, the Selling Stockholders and the several Underwriters in accordance with its terms.

Very truly yours,

Abacus Life, Inc.

By:	/s/ Jay Jackson
Name:	Jay Jackson
Title:	Chief Executive Officer

Selling Stockholders

By:	/s/ Christopher Romaine
Attorney-in-Fact

Confirmed as of the date first
above mentioned, on behalf of
themselves and the other several
Underwriters named in Schedule I
hereto.

PIPER SANDLER & CO.

By:	/s/ Michael Bassett
Managing Director

TD SECURITIES (USA) LLC

By:	/s/ Scott Robertson
Managing Director

KKR CAPITAL MARKETS LLC

By:	/s/ Craig Lee
Managing Director

B. RILEY SECURITIES, INC.

By:	/s/ Jimmy Baker
President

SG AMERICAS SECURITIES, LLC

By:	/s/ David Getzler
Managing Director

SCHEDULE I

Underwriter	Number of Firm Shares(1)
Piper Sandler & Co.	3,375,000
TD Securities (USA) LLC	2,750,000
KKR Capital Markets LLC	2,250,000
B. Riley Securities, Inc.	2,000,000
SG Americas Securities, LLC	1,875,000
Northland Securities, Inc.	250,000

Total	12,500,000
_________________
(1)    The Underwriters may purchase up to an additional 1,500,000 Company Option Shares and up to an additional 375,000 Selling Stockholders Option Shares, to the extent the options described in Section 3(b) of the Agreement are exercised, in the proportions and in the manner described in the Agreement.

SCHEDULE II
Selling Stockholders

Name	Number of Firm Shares to be Sold
Jay Jackson	2,031,250
Sean McNealy	156,250
K. Scott Kirby	156,250
Matthew A. Ganovsky	156,250

SCHEDULE III
List of Individuals and Entities Executing Lock-Up Agreements
Officers
1.    William McCauley
Directors
1.    Jay Jackson
2.    Sean McNealy
3.    Adam Gusky
4.    Karla Radka
5.    Cornelis Michiel van Katwijk
6.    Thomas W. Corbett, Jr.
7.    Mary Beth Schulte
5% or More Stockholders
1.    East Sponsor, LLC
2.    K. Scott Kirby
3.    Matthew A. Ganovsky
Other Parties
1.    Karen Ganovsky 2024 Irrevocable Trust

SCHEDULE IV
Pricing Information
1.    Public offering price: $8.00 per share
2.    Initial aggregate number being offered: 12,500,000 shares
3.    Date of delivery: November 25, 2024

EXHIBIT A
Form of Lock-Up Agreement
[•], 2024
Piper Sandler & Co.
TD Securities (USA) LLC
KKR Capital Markets LLC
B. Riley Securities, Inc.
SG Americas Securities, LLC
As representatives of the underwriters named
in Schedule I to the Underwriting Agreement
referred to below
c/o Piper Sandler & Co.
1251 Avenue of the Americas, 6th Floor
New York, New York 10020
c/o TD Securities (USA) LLC
1 Vanderbilt Avenue
New York, New York 10017
c/o KKR Capital Markets LLC
30 Hudson Yards, 75th Floor
New York, New York 10001
c/o B. Riley Securities, Inc.
1300 17th Street North, Suite 1300
Arlington, Virginia 22209
c/o SG Americas Securities, LLC
245 Park Avenue
New York, New York 10167
Dear Sirs and Madams:
As an inducement to the underwriters (the “Underwriters”) to execute an underwriting agreement (the “Underwriting Agreement”) providing for a public offering (the “Offering”) of common stock, $0.0001 par value (the “Common Stock”), of Abacus Life, Inc. (the “Company”), the undersigned hereby agrees that without, in each case, the prior written consent of Piper Sandler & Co. (“Piper Sandler”) and KKR Capital Markets LLC (“KKR”) during the period specified in the second succeeding paragraph (the “Lock-Up Period”), the undersigned will not: (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired (the “Undersigned’s Securities”); (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to, the registration of any Common Stock or any security convertible into or exercisable or exchangeable for Common Stock; or (4) publicly disclose the intention to do any of the foregoing.
The undersigned agrees that the foregoing restrictions preclude the undersigned from engaging in any hedging, pledging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities even if such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Securities.
The Lock-Up Period will commence on the date of this Agreement and continue and include the date 90 days after the date of the final prospectus supplements used to sell Common Stock in the Offering pursuant to the Underwriting Agreement.
Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Securities (i) as a bona fide gift or gifts, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iii) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (1) transfers to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or (2) distributions of shares of Common Stock or any security convertible into or exercisable for Common Stock to limited partners, limited liability company members or stockholders of the undersigned, (iv) if the undersigned is a trust, transfers to the beneficiary of such trust, (v) transfers by testate succession or intestate succession; (vi) to the Company upon a vesting or settlement event of the Company’s restricted stock units or upon the exercise of options or warrants to purchase the Company’s securities on a “cashless” or “net exercise” basis to the extent permitted by the instruments representing such securities, options, restricted stock units or warrants (and any transfer to the Company necessary in respect of such amount needed for the payment of taxes, including estimated taxes, due as a result of such vesting, settlement or exercise whether by means of a “net settlement” or otherwise) so long as such “cashless” exercise or “net exercise” is effected solely by the surrender of outstanding securities, options, restricted stock units or warrants (or the Common Stock or Undersigned’s Securities issuable upon the exercise or settlement thereof) to the Company and the Company’s cancellation of all or a portion thereof to pay the exercise price and/or withholding tax and remittance obligations; provided that such Common Stock or Undersigned’s Securities received upon such vesting, settlement or exercise shall be subject to the terms of this Agreement, and provided further that any such restricted stock units, options or warrants are outstanding as of the date of the final prospectus relating to the Offering (the “Prospectus”) and are disclosed in the Prospectus; (vii) in the open market in an amount reasonably determined by the Undersigned to be necessary to generate cash proceeds sufficient to pay the exercise price and/or withholding taxes due as a result of the vesting, settlement or exercise of restricted stock units, options or warrants, as applicable; or (viii) pursuant to the Underwriting Agreement; provided, in the case of clauses (i)-(v), that (x) such transfer shall not involve a disposition for value, (y) the transferee agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement, and (z) no filing by any party under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), shall be required or shall be made voluntarily in connection with such transfer. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, no more remote than first cousin.
In addition, the foregoing restrictions shall not apply to (i) the exercise of options, settlement of restricted stock units or other equity awards or the exercise of warrants which are outstanding as of the date of the Prospectus and are disclosed in the Prospectus, including any Securities withheld by the Company to pay the applicable exercise price or taxes associated with such awards; provided that it shall apply to any Common Stock or Undersigned’s Securities issued upon such exercise, or (ii) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the 1934 Act; provided that no sales of the Undersigned’s Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period, and such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the Securities and Exchange Commission or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, the Company or any other person, shall be required, and no such announcement or filing is made voluntarily, by the undersigned, the Company or any other person, prior to the expiration of the Lock-Up Period.
The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Securities or Common Stock held by the undersigned’s immediate family, if any, except in compliance with the foregoing restrictions. In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby further authorized to decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Agreement.
The undersigned further acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Offering of Common Stock and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives (as defined in the Underwriting Agreement) may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Offering, the Representatives and the other Underwriters are not making a recommendation to you to enter into this Agreement and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation.
The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that upon request, the undersigned will execute and additional documents necessary to ensure the validity or enforcement of this Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.
The undersigned understands that the undersigned shall be released from all obligations under this Agreement if (i) the Company notifies the Underwriters that it does not intend to proceed with the Offering, (ii) the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, or (iii) the Offering is not completed by December 2, 2024.
The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Agreement.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

Printed Name of Holder

By:
Signature

Printed Name of Person Signing (and indicate capacity of person signing if signing as custodian, trustee, or on behalf of)
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